Exhibit 10.3

BRADLEY CUNNINGHAM

SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the “Agreement”) is made and entered into by and among Bradley Cunningham (the “Executive”), Richmond Mutual Bancorporation, Inc., a Maryland corporation (“RMBI”), First Bank Richmond, a bank organized under the laws of the state of Indiana and a wholly-owned subsidiary of RMBI (“FBR”), The Farmers Bancorp, Frankfort, Indiana, an Indiana corporation (the “Company”), and The Farmers Bank, a bank organized under the laws of the state of Indiana and a wholly-owned subsidiary of the Company (the “Company Bank”). RMBI and FBR are collectively referred to herein as “Richmond,” and the Company and the Company Bank are collectively referred to herein as “Farmers.”

WHEREAS, the Executive and Farmers have entered into a Change of Control Agreement dated June 30, 2025 (the “Farmers CIC Agreement”);

WHEREAS, RMBI and the Company are concurrently entering into an Agreement and Plan of Merger dated as of November 11, 2025 (the “Merger Agreement”), pursuant to which the Company will merge with and into RMBI (the “Merger”), to be followed by the merger of the Company Bank with and into FBR; and

WHEREAS, the consummation of the transactions contemplated by the Merger Agreement will constitute a “change of control” as defined in the Farmers CIC Agreement, and the Executive’s employment will be terminated as of the Effective Time of the Merger (as defined in the Merger Agreement);

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.          Payment Pursuant to the Farmers CIC Agreement.

(a)         Provided that the Executive continues to remain employed by Farmers until and as of the Effective Time of the Merger (as defined in the Merger Agreement) and executes the General Release of Claims attached hereto (the “Release”) on the date the Effective Time occurs, then Farmers shall pay $ 220,686.00 to the Executive in a lump sum cash payment on such date, minus applicable tax withholding, in full satisfaction of any obligation to the Executive under the Farmers CIC Agreement. If the Executive revokes the Release during the seven-day period set forth in the Release, then Executive will be required to repay to FBR the amount set forth above.

(b)         If the Executive remains employed by Farmers until the Effective Time but does not execute and deliver the Release until after the Effective Time, then the Executive shall be entitled to receive from Richmond the payment set forth in Section 1(a) above beginning in the regular Richmond payroll cycle that immediately follows the payroll cycle in which the Executive’s right to revoke the Release expires, provided that Executive has not revoked the Release and provided further that if the period of time during which the Executive may execute the Release and it may become irrevocable spans two calendar years, all payments hereunder shall be paid no earlier than the first CIC payroll cycle of the second calendar year.

2.          Termination of the Farmers CIC Agreement. The Executive acknowledges and agrees that the payment of the amount specified in Section 1 above shall extinguish all of his rights under the Farmers CIC Agreement in their entirety, whether payable on account of the Executive’s termination of employment or the occurrence of a change of control, provided that nothing contained herein shall be deemed to release or extinguish any vested amounts owed to the Executive under the Farmers 401(k) Plan or the Executive’s rights as a Farmers shareholder under the Merger Agreement. As of the Effective Time of the Merger, the parties hereto further agree that the Farmers CIC Agreement shall be extinguished and of no further force and effect, except that the provisions of Section 6 of the Farmers CIC Agreement shall continue in full force and effect.

3.          The Executive’s Covenants.

(a)         The Executive agrees that he shall execute the General Release of Claims attached hereto as Exhibit A on the date the Effective Time of the Merger occurs.

(b)         The Executive acknowledges and agrees that he participated in the review and negotiation of the Merger Agreement. The Executive further acknowledges and agrees that no facts exist as of the date of this Agreement which would support (i) a claim by the Executive for employment discrimination or harassment based on any characteristic protected by law, including but not limited to any claim based on age, race, sex, sexual harassment, color, religion, disability/handicap, perceived disability/handicap, national origin, retaliation or otherwise, including but not limited to any claim under federal law (including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, and the Family and Medical Leave Act), the laws of Indiana, and any and all other applicable federal, state, county or local laws, ordinances and regulations, and any common law claims now or hereafter recognized, whether or not listed herein; or (ii) any other claims by the Executive, whether or not related to the Executive’s employment with the Employer, arising from any alleged violation of any federal, state or local statute, regulation, ordinance or common law or tort, including but not limited to claims for tortuous interference with contractual relations/advantage, misrepresentation, emotional distress, libel, slander, breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral, including but not limited to the Farmers CIC Agreement), retaliation, quantum meruit, wrongful discharge, promissory estoppel, fraud, negligence, detrimental reliance, assault, battery, mental anguish, personal injury or loss of consortium, past physical injury associated with employment or future manifestations of physical injury incurred during or as a result of employment, and any and all claims that may be asserted on the Executive’s behalf by others (including without limitation by the Equal Employment Opportunity Commission).

4.          General Provisions.

(a)         Successors. In addition to any obligations imposed by law upon any successor to Richmond, Richmond shall be obligated to require any successor (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to assume this Agreement in the same manner and to the same extent that Richmond would be required to perform as if no such succession had taken place. In the event of such a succession, references to Richmond shall thereafter be deemed to include such successor.

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(b)         Entire Agreement. This Agreement (including the exhibit hereto) represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto.

(c)         Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Indiana without regard to principles of conflicts of laws thereof.

(d)         Changes in Statutes or Regulations. If any statutory or regulatory provision referenced herein is subsequently changed or re-numbered, or is replaced by a separate provision, then the references in this Agreement to such statutory or regulatory provision shall be deemed to be a reference to such section as amended, re-numbered or replaced.

(e)         Tax Withholding. Any payments provided for in this Agreement shall be paid net of any withholding required under federal, state or local law and any additional withholding to which the Executive has agreed.

(f)         No Assignment. Except as otherwise provided herein or by law, no right or interest of the Executive under this Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise.

(g)         Execution. This Agreement may be executed in any number of separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Facsimile or “PDF” transmissions of any executed original document and/or retransmission of any executed facsimile or “PDF” transmission shall be deemed to be the same as the delivery of an executed original.

(h)         Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement.

8.          Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be effective as of the Effective Time of the Merger, and shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason, this Agreement shall be deemed null and void.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Settlement and Release Agreement on the dates set forth below.

EXECUTIVE

November 11, 2025	/s/ Bradley Cunningham
	Name:	Bradley Cunningham

RICHMOND MUTUAL BANCORPORATION, INC.

November 11, 2025	By:	/s/ Garry D. Kleer
	Name:	Garry D. Kleer
	Title:	Chief Executive Officer

FIRST BANK RICHMOND

November 11, 2025	By:	/s/ Garry D. Kleer
	Name:	Garry D. Kleer
	Title:	President

THE FARMERS BANCORP, FRANKFORT, INDIANA

November 11, 2025	By:	/s/ Christopher Cook
	Name:	Christopher Cook
	Title:	President and Chief Executive Officer

THE FARMERS BANK

November 11, 2025	By:	/s/ Christopher Cook
	Name:	Christopher Cook
	Title:	President

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Exhibit A

GENERAL RELEASE OF CLAIMS

THIS GENERAL RELEASE OF CLAIMS (the “Release”) is executed by Bradley Cunningham (the “Executive”) and is an exhibit to that certain Settlement and Release Agreement by and among the Executive and Richmond Mutual Bancorporation, Inc., a Maryland corporation (“RMBI”), First Bank Richmond, a bank organized under the laws of the state of Indiana and a wholly-owned subsidiary of RMBI (“FBR”), The Farmers Bancorp, Frankfort, Indiana, an Indiana corporation (the “Company”), and The Farmers Bank, a bank organized under the laws of the state of Indiana and a wholly-owned subsidiary of the Company (the “Company Bank”). which was executed by the parties thereto on November 11, 2025 (the “Agreement”).

1.            Release and Waiver. Except as may be expressly reserved in Section 3 hereof, the Executive, for himself and his heirs, spouse, descendants, dependents, children, successors, administrators, executors and assigns which he or they may have now or at any time in the future, if any, and intending to be legally bound, does hereby irrevocably and unconditionally release, waive, discharge and acquit RMBI, FBR, the Company and the Company Bank, and all of their respective past and present directors, officers, employees, attorneys, representatives, shareholders, agents, affiliates and subsidiaries, and the heirs, successors and assigns of all of them, from any and all actions, causes of action, suits, charges, complaints, claims, demands, rights, liabilities, damages, judgments and all other liabilities of any kind or description whatsoever, either in law or in equity, whether known or unknown, suspected or unsuspected, now or hereafter recognized, which the Executive, the Executive’s heirs, successors and assigns ever had, now has or may have or claim to have in the future, for or by any reason or any cause, matter or event, from the beginning of time up until the Effective Date (as defined in Section 8 below), might have arising from or relating to his Change of Control Agreement with the company and the Company Bank dated June 30, 2025 (the “Farmers CIC Agreement”) (other than receipt of the payment set forth in Section 1 of the Agreement) or the Executive’s employment by or service with the Company or the Company Bank or any subsidiary or affiliate thereof or any successors to such entities on or prior to the Effective Date. The release of claims includes, without limitation, any claim for, pursuant to or involving:

(i)	employment discrimination or harassment based on any characteristic protected by law, including but not limited to any claim based on age, race, sex, sexual harassment, color, religion, disability/handicap, perceived disability/handicap, national origin, retaliation or otherwise, including but not limited to any claim under federal law (including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, and the Family and Medical Leave Act), the laws of Indiana, and any and all other applicable federal, state, county or local laws, ordinances and regulations, and any common law claims now or hereafter recognized, whether or not listed herein; and

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(ii)	any other claims, whether or not related to the Executive’s employment, arising from any alleged violation of any federal, state or local statute, regulation, ordinance or common law or tort, including but not limited to claims for tortuous interference with contractual relations/advantage, misrepresentation, emotional distress, libel, slander, breach of express or implied contract or covenant of good faith and fair dealing (whether written or oral, including but not limited to the Farmers CIC Agreement), retaliation, quantum meruit, wrongful discharge, promissory estoppel, fraud, negligence, detrimental reliance, assault, battery, mental anguish, personal injury or loss of consortium, past physical injury associated with employment or future manifestations of physical injury incurred during or as a result of employment, and any and all claims that may be asserted on the Executive’s behalf by others (including without limitation by the Equal Employment Opportunity Commission).

3.             Claims Reserved. Notwithstanding any provision of this Release or the Agreement to the contrary, nothing contained herein shall be deemed to modify, waive, release, terminate or amend: (a) any right that the Executive may possess under any tax-qualified retirement plan sponsored by the Company or the Company Bank that is or becomes vested or payable, (b) any outstanding stock options with respect to the common stock of Farmers, (c) any right or payment arising under the terms of the Agreement or any breach thereof, (d) any claim or right based upon facts and circumstances arising after the Effective Date, (d) any right to indemnification or contribution, whether arising under insurance, applicable law, the terms of the Agreement and Plan of Merger dated as of November 11, 2025 by and between RMBI and the Company (the “Merger Agreement”), or the organizational documents of the Company or the Company Bank, and (e) any right to elect and receive continuation coverage under Section 4980B of the Internal Revenue Code or similar benefit or right that cannot be waived as a matter of law.

4.             Not to Institute. The Executive waives those rights and claims set forth and to the extent provided in Sections 2 and 3 above, and the Executive also agrees not to institute, or have instituted on his behalf, a lawsuit against RMBI, FBR, the Company or the Company Bank or any of their respective subsidiaries or affiliates based on any such waived claims or rights.

5.             Executive’s Warranties.

(a)          The Executive acknowledges that the Executive has been instructed to, and has had the opportunity to, review this Release and the Agreement with an attorney or any representative of the Executive’s choosing before signing it.

(b)          The Executive further acknowledges that the Executive has forty-five (45) days from the date the Executive receives this Release and the Agreement to consider this Release and the Agreement. To the extent the Executive has executed this Release and the Agreement within less than forty-five (45) days after their delivery to the Executive, the Executive hereby acknowledges that the Executive’s decision to execute this Release and the Agreement prior to the expiration of such forty-five (45) day period was entirely voluntary.

(c)          Notwithstanding any provision of this Release to the contrary, this Release shall not be signed and delivered by the Executive before the Effective Time of the Merger (as defined in the Merger Agreement).

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(d)          The Executive shall have seven (7) days after signing this Release to revoke it. A revocation of this Release shall be written and shall not be effective unless actually received by FBR on or before the 7th day after this Release has been signed. If the Executive elects to revoke this Release, then any amount paid to the Executive in consideration of this Release shall be promptly repaid by the Executive to FBR.

6.             Executive’s Acknowledgements.

(a)           THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THIS RELEASE IS A FULL AND FINAL BAR TO ANY AND ALL CLAIM(S) OF ANY TYPE THAT THE EXECUTIVE MAY NOW HAVE AGAINST THE COMPANY OR ANY SUBSIDIARY OR AFFILIATE THEREOF AND/OR RMBI OR ANY SUBSIDIARY OR AFFILIATE THEREOF, TO THE EXTENT PROVIDED ABOVE, BUT THAT IT DOES NOT RELEASE ANY CLAIMS THAT MAY ARISE AFTER THE EFFECTIVE DATE.

(b)           The Executive acknowledges and agrees that, pursuant to Section 6.5(d) of the Merger Agreement, his execution and delivery of this Release and the Agreement is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement.

7.             General Provisions. Those provisions set forth in Section 4 of the Agreement are hereby incorporated, in their entirety, by this reference.

8.             Effectiveness. Notwithstanding anything to the contrary contained herein, this Release shall be effective as of the date on which it is executed by the Executive and delivered to the Company, the Company Bank, RMBI and FBR, provided it is not thereafter revoked under Section 5(d) hereof (the “Effective Date”). The effectiveness of this Release shall further be subject to consummation of the transactions contemplated by the Merger Agreement in accordance with the terms thereof, as may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason, this Release shall be deemed null and void.

IN WITNESS WHEREOF, the Executive has duly executed this General Release of Claims on the date set forth below.

EXECUTIVE

__________ __,2026
Name: Bradley Cunningham

ADEA exhibit follows

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